UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017

AMC ENTERTAINMENT HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33892 (Commission File Number)	26-0303916 (I.R.S. Employer Identification Number)

One AMC Way
11500 Ash Street, Leawood, KS 66211
(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On March 28, 2017 (the “Closing Date”), AMC Entertainment Holdings, Inc. (“AMC”) and Goldcup 14139 AB (a special purpose vehicle in the process of changing its name to NCG Holding AB), a wholly-owned subsidiary of AMC (“Purchaser”), completed Purchaser’s previously announced acquisition (the “Acquisition”) of all of the shares of Nordic Cinema Group Holding AB (“Nordic”) from European Cinemas S.à.r.l., Bonnier Holding AB and certain Management Sellers (as defined in the Purchase Agreement) (collectively “Sellers”), pursuant to that certain Sale and Purchase Agreement, dated January 20, 2017 (the “Purchase Agreement”).

Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Purchaser acquired the shares of Nordic from the Sellers for the aggregate purchase price of SEK 5,756 million (USD $651.9 million), which includes payment of interest on the equity value and repayment of shareholder loans. In addition, AMC repaid indebtedness of Nordic of approximately SEK 1,274 million (USD $144.3 million) and indebtedness of approximately EUR €156 million (USD $168.2 million) as of March 28, 2017. All amounts have been converted into US Dollar amounts assuming an SEK/USD exchange rate of .11326 and an EUR/USD exchange rate of 1.0783, which were the exchange rates on March 23, 2017.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed with the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 20, 2017, which is incorporated by reference herein.

The purchase price will be funded from a combination of cash on hand and funds obtained from AMC’s financing (previously disclosed on a Form 8-K filed on March 17, 2017, which disclosure is incorporated herein by reference).

On March 28, 2017, the Company issued a press release announcing the Acquisition. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit	Description

99.1	Press release dated March 28, 2017.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Similarly, statements made herein and elsewhere regarding the completed acquisitions of Odeon & UCI Cinemas Holdings, Ltd. (“Odeon”) and Nordic Cinema Group Holding AB (“Nordic”) (collectively, the “acquisitions”) are also forward-looking statements, including management’s statements about effect of the acquisitions on AMC’s future business, operations and financial performance, AMC’s ability to successfully integrate the acquisitions into its operations. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: financing the acquisitions, AMC’s ability to realize expected benefits and synergies from the acquisitions; AMC’s effective implementation, and customer acceptance, of its marketing strategies; disruption from the acquisitions making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; the negative effects of this announcement or the consummation of the acquisitions on the market price of AMC’s common stock; unexpected costs, charges or expenses relating to the acquisitions; unknown liabilities; litigation and/or regulatory actions related to the acquisitions; AMC’s significant indebtedness, including the indebtedness incurred to acquire Odeon and Nordic and other acquisitions; AMC’s ability to utilize net operating loss carry-forwards to reduce future tax liability; continued effectiveness of AMC’s strategic initiatives; the impact of governmental regulation, including anti-trust investigations concerning potentially anticompetitive conduct, including film clearances and participation in certain joint ventures; operating a business in markets AMC has limited experience with; the United Kingdom’s exit from the European Union and other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange or interest rates, changes in tax laws, regulations, rates and policies; and risks, trends, uncertainties and other facts discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 10, 2017, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.
Date: March 28, 2017	By:	/s/ CRAIG R. RAMSEY Craig R. Ramsey Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated March 28, 2017.